Exhibit 99.1
Borderfree Reports First Quarter 2015 Financial Results and Agrees to Acquisition by Pitney Bowes

NEW YORK - May 5, 2015 - Borderfree (NASDAQ: BRDR), a market leader in global ecommerce, today announced financial results for the quarter ended March 31, 2015. The company also announced that it signed a definitive agreement to be acquired by Pitney Bowes Inc. (NYSE: PBI) for $14.00 per share in cash.

Pitney Bowes Acquisition of Borderfree

“Over the last eight years, we’ve built Borderfree into a market leader in global ecommerce,” said Michael DeSimone, Chief Executive Officer of Borderfree. “We’re excited to join forces with Pitney Bowes, a global technology company offering innovative products and solutions that enable commerce globally. Pitney Bowes’ technology, commerce and logistics expertise will help accelerate our growth and the ability for our combined businesses to realize our full potential as a leader in the dynamic global ecommerce market.”

“The combination of Borderfree’s cross-border ecommerce capabilities with our own solutions expands our portfolio of offerings and extends our global reach,” said Marc B. Lautenbach, President and Chief Executive Officer, Pitney Bowes. "We've had a long-standing relationship with Borderfree and know the company well. Together, we have a significant opportunity to help our clients expand and grow by providing a comprehensive range of complementary, cross-border ecommerce solutions in the fast-growing global ecommerce marketplace."

The board of directors of both companies approved the transaction, which is subject to customary closing conditions, including regulatory approval. Until the transaction is closed, both companies will continue to operate independently.

First Quarter 2015 Financial Results

In light of the pending acquisition by Pitney Bowes, Inc., the previously scheduled conference call to discuss first quarter 2015 financial results has been canceled.

“We are making excellent progress against our 2015 strategic priorities and continue to position our business for long-term growth,” said Michael DeSimone, Chief Executive Officer of Borderfree. “Our expansion into Europe is ahead of schedule and we continue to see a strong response to BFX in both the US and UK markets. We are expanding our relationship with Alipay to make ePass available to the Borderfree network of retailers and maximize the opportunity for our customers in China.”

Key Metrics

	Three Months Ended
	March 31,
	2015	2014
	(Dollars in thousands)
Gross merchandise volume	$100,025	$112,947
Number of customer ecommerce sites	173	161

Revenue

Revenue for the first quarter of 2015 was $24.8 million, a 7% decrease as compared to $26.5 million in the first quarter of 2014, and exceeding the high end of our financial guidance for the quarter.

•	Ecommerce services revenue decreased 5% to $12.7 million from the first quarter of 2014 ecommerce services revenue of $13.5 million.

•	Fulfillment services revenue decreased 8% to $12.0 million from the first quarter of 2014 fulfillment services revenue of $13.1 million.

Net Loss

Net loss on a GAAP basis for the first quarter of 2015 was $4.6 million as compared to net loss of $2.0 million in the first quarter of 2014. Basic and diluted net loss per share on a GAAP basis was $0.14 based on 32.0 million weighted average basic and diluted shares outstanding for the first quarter of 2015. This compares to net loss per share of $0.27 based on 7.6 million weighted average basic and diluted shares outstanding for the first quarter of 2014. On a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2014, GAAP basic and diluted net loss per share for the first quarter of 2014 was $0.08 based on 26.2 million weighted average basic and diluted shares outstanding.

Non-GAAP net loss for the first quarter of 2015 was $2.9 million as compared to non-GAAP net loss of $0.1 million in the first quarter of 2014. Non-GAAP basic and diluted net loss per share was $0.09 based on 32.0 million weighted average basic and diluted shares outstanding for the first quarter of 2015. On a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2014, non-GAAP basic and diluted net loss per share for the first quarter of 2014 was $0.00 based on 26.2 million weighted average basic and diluted shares outstanding.

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2015 was a loss of $1.4 million compared to $0.7 million in the first quarter of 2014. Adjusted EBITDA as a percentage of revenue for the first quarter of 2015 was a loss of 5.6% compared to 2.8% for the first quarter of 2014.

A description of non-GAAP net income (loss), adjusted EBITDA and other non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Cash

Borderfree’s cash balance was $72.3 million as of March 31, 2015 as compared to $121.4 million as of March 31, 2014. Borderfree held investments in marketable securities of $20.4 million as of March 31, 2015, and did not hold investments in marketable securities as of March 31, 2014. Borderfree had no bank debt as of March 31, 2015.

For the first quarter of 2015 Borderfree used $10.9 million in cash from operations and invested $1.1 million in purchases of property and equipment and capitalization of internal use software, resulting in negative free cash flow of $12.0 million. Borderfree used $5.5 million in cash from operations and invested $1.8 million in purchases of property and equipment and capitalization of internal use software, leading to negative free cash flow for the first quarter of 2014 of $7.3 million.

On January 26, 2015, the Company utilized $22.0 million of its available cash to purchase Bundle Tech Limited, the operator of DutyCalculator, a provider of cloud-based global trade and customs compliance data services.

Non-GAAP Financial Measures

Borderfree has provided in this release financial information that has not been prepared in accordance with GAAP. Borderfree uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Borderfree's ongoing operational performance. Borderfree believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Borderfree’s industry, many of which present similar non-GAAP financial measures to investors. This information includes adjusted EBITDA, adjusted EBITDA as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share, pro forma non-GAAP net income (loss) per share, and free cash flow. Borderfree defines adjusted EBITDA as net income (loss) before income taxes, interest income (expense), depreciation and amortization, loss on change in fair value of warrants, stock-based compensation expense, market based royalties and outsourcing servicing fees earned as a result of the sale of Global Settlements Service, which we refer to as other income-GSS, costs related to acquisitions, including amortization of acquired intangible assets, and other one-time items; non-GAAP net income (loss) as net income (loss) excluding non-cash stock-based compensation, loss on change in fair value of warrants, other income-GSS, costs related to acquisitions, including amortization of acquired intangible assets, and other one-time items; and free cash flow as cash provided by (used in) operating activities adjusted for purchases of property and equipment and capitalized internal use software. Non-GAAP financial measures that Borderfree uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included as part of this press release. Earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.borderfree.com.

About Borderfree

New York City-based Borderfree is a market leader in global ecommerce, operating a technology and services platform that the world's most iconic brands rely on to expand globally and transact with customers in more than 100 countries and territories in more than 60 currencies worldwide. Borderfree manages all aspects of the international online shopping experience, including: global marketing solutions, optimized website localization, international trade compliance, multi-currency pricing and payments, cross border logistics, and multi-lingual customer care while fully maintaining the integrity of our retailers’  brand, enabling them to deliver a truly local consumer shopping experience.  For more information, visit www.borderfree.com

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global technology company offering innovative products and solutions that enable commerce in the areas of customer information management, location intelligence, customer engagement, shipping and mailing, and global ecommerce. More than 1.5 million clients in approximately 100 countries around the world rely on products, solutions and services from Pitney Bowes. For additional information, visit Pitney Bowes at www.pitneybowes.com.

Safe Harbor Provision

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy, our ability to decrease fulfillment costs and our ability to increase our profitability.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, fluctuations in exchange rates of foreign currencies and our ability to predict such fluctuations, our history of losses, our limited operating history; our ability to retain existing customers and attract new customers; our ability to successfully optimize and operate our logistics network; our ability to keep up with the rapid technological change required to remain competitive in our industry, our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on February 27, 2015.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Additional Information

The tender offer by Pitney Bowes Inc. and BrickBreaker Acquisition Corp. for the outstanding common stock of Borderfree, Inc. has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Pitney Bowes Inc. and BrickBreaker Acquisition Corp. will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and Borderfree, Inc. will thereafter file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. The offer to purchase shares of Borderfree common stock will only be made pursuant to the Offer to Purchase, the Letter of Transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov. Copies of Borderfree’s filings with the SEC may be obtained free of charge at the “Investors” section of Borderfree’s website at www.borderfree.com.

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$24,784	$26,514
Operating expenses:
Cost of revenue	15,431	17,187
Technology and operations	4,193	2,765
Research and development	2,599	1,789
Sales and marketing	3,137	2,577
General and administrative	3,973	3,358
Total operating expenses	29,333	27,676
Loss from operations	(4,549)	(1,162)
Interest and other income, net	57	138
Loss on change in fair value of warrants	—	(964)
Loss before income taxes	(4,492)	(1,988)
Provision for income taxes	108	53
Net loss	$(4,600)	$(2,041)

Net loss per share:
Basic	$(0.14)	$(0.27)
Diluted	$(0.14)	$(0.27)
Weighted average common shares outstanding:
Basic	31,985,667	7,626,102
Diluted	31,985,667	7,626,102

GAAP pro forma net loss per share: (1)
Basic	$(0.14)	$(0.08)
Diluted	$(0.14)	$(0.08)
GAAP pro forma weighted average common shares outstanding:
Basic	31,985,667	26,179,557
Diluted	31,985,667	26,179,557

(1) Pro forma net loss per share and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2014

BORDERFREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except par value and share data)

	At March 31, 2015	At December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$72,301	$99,188
Investments	20,430	27,555
Trade receivables, net	12,131	18,031
Prepaid expenses and other	3,247	3,736
Total current assets	108,109	148,510
Restricted cash and deposits	458	482
Property and equipment, net	10,513	10,310
Goodwill	10,318	265
Intangible assets, net	14,952	957
Other assets	1,202	1,193
Total assets	$145,552	$161,717
Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Trade payables	$17,648	$30,483
Accrued expenses and other	9,200	11,181
Deferred revenue	1,121	1,781
Total current liabilities	27,969	43,445
Deferred income tax liability	2,353	—
Other long term liabilities	1,970	1,845
Total liabilities	32,292	45,290
Stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized at March 31, 2015 and December 31, 2014, respectively; 32,290,250 and 32,187,236 shares issued at March 31, 2015 and December 31, 2014, respectively; 32,050,730 and 31,947,716 outstanding at March 31, 2015 and December 31, 2014, respectively	323	322
Additional paid in capital	137,672	136,260
Accumulated other comprehensive income (loss)	1	(19)
Treasury stock, at cost	(600)	(600)
Accumulated deficit	(24,136)	(19,536)
Total stockholders’ equity	113,260	116,427
Total liabilities, convertible preferred stock and stockholders’ equity	$145,552	$161,717

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(4,600)	$(2,041)
Adjustments to reconcile net loss to net cash from operating activities:
Stock-based compensation	1,289	562
Forgiveness of notes receivable from stockholders	—	396
Loss on change in fair value of warrants	—	964
Depreciation and amortization	1,643	710
Gain on employee rights upon retirement funds	(11)	—
Changes in operating assets and liabilities:
Decrease in trade receivables	5,900	4,310
(Increase) decrease in prepaid expenses and other	254	(732)
Decrease in trade payables	(12,872)	(8,245)
Decrease in accrued expenses and other	(2,580)	(1,493)
Increase in liability for employee rights upon retirement	41	36
Net cash used in operating activities	(10,936)	(5,533)
Cash flows from investing activities
Decrease (increase) in restricted cash and deposits	24	(14)
Purchase of property and equipment	(191)	(479)
Acquired business, net of cash acquired	(21,957)	—
Maturity of investments	7,000	—
Payment for intangible asset	(231)	—
Capitalized internal use software	(954)	(1,298)
Amounts funded in respect of employee rights upon retirement, net	(24)	(26)
Proceeds from sale of business	287	181
Net cash used in investing activities	(16,046)	(1,636)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	85,561
Deferred offering costs	—	(636)
Proceeds from exercise of stock options	100	1
Repayments of notes receivable from stockholder	—	33
Payments of capital leases	(5)	(18)
Net cash provided by financing activities	95	84,941
Increase (decrease) in cash and cash equivalents	(26,887)	77,772
Balance of cash and cash equivalents at beginning of period	99,188	43,599
Balance of cash and cash equivalents at end of period	$72,301	$121,371
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$3
Cash paid for taxes	$142	$150
Non-cash capital expenditures	$195	$45
Deferred offering costs included in accrued expenses and trade payables	$—	$758

BORDERFREE, INC.
CALCULATION OF NON-GAAP NET LOSS,
NON-GAAP NET LOSS PER SHARE AND
NON-GAAP PRO FORMA NET LOSS PER SHARE
(Unaudited, in thousands except per share data)

	Three Months Ended
	March 31,
	2015	2014
Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(4,600)	$(2,041)
Stock-based compensation expense	1,289	562
Forgiveness of notes receivable from stockholders	—	629
Loss on change in fair value of warrants	—	964
Amortization of acquired intangible assets	375	—
Other income-GSS	(198)	(179)
Acquisition costs	239	—
Non-GAAP net loss	$(2,895)	$(65)

Non-GAAP net loss per share:
Basic	$(0.09)	$(0.01)
Diluted	$(0.09)	$(0.01)
Weighted average common shares outstanding:
Basic	31,985,667	7,626,102
Diluted	31,985,667	7,626,102

Non-GAAP pro forma net loss per share: (2)
Basic	$(0.09)	$0.00
Diluted	$(0.09)	$0.00
Non-GAAP pro forma weighted average common shares outstanding:
Basic	31,985,667	26,179,557
Diluted	31,985,667	26,179,557

(2) Pro forma non-GAAP net loss per share and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2014

BORDERFREE, INC.
CALCULATION OF ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(4,600)	$(2,041)
Depreciation and amortization	1,268	710
Interest expense, net	141	40
Provision for income taxes	108	53
Stock-based compensation expense	1,289	562
Forgiveness of notes receivable from stockholders	—	629
Loss on change in fair value of warrants	—	964
Amortization of acquired intangible assets	375	—
Acquisition costs	239	—
Other income-GSS	(198)	(179)
Adjusted EBITDA	$(1,378)	$738

CONTACT:	Investor Relations:
Denise Garcia
ICR
investors@borderfree.com

Media Relations:
Jennifer Raezer
jennifer@borderfree.com